Exhibit 99

FOR RELEASE –– OCTOBER 28, 2014

Corning Announces Third-Quarter Financial Performance

Core EPS grows 21%; sales and earnings exceed expectations

CORNING, N.Y. — Corning Incorporated (NYSE: GLW) today announced its results for the third quarter of 2014.

Third-Quarter Highlights
•	Core sales were $2.6 billion*, a 26% increase on a year-over-year basis. Net sales (GAAP) were $2.5 billion, a 23% increase on a year-over-year basis.
•	Core earnings per share were $0.40*, a 21% improvement over a year ago. This marked the eighth consecutive quarter of year-over-year core EPS growth. GAAP earnings per share were $0.72.
•	Corning’s LCD glass volume was up by high single digits sequentially, driven by retail sales of TVs and supply chain preparations for the upcoming holiday season.
•	Year-over-year core sales in Corning Environmental Technologies grew significantly at 25%, and core sales in the Optical Communications segment remained robust, growing 7%.

Third-Quarter Financial Comparisons
In millions, except percentages and per-share amounts

	Core Performance*
	Q3 2014	Q3 2013	% Change
Core Net Sales	$2,649	$2,108	26%
Core Equity Earnings	$ 76	$ 121	(37%)
Core Earnings	$ 568	$ 487	17%
Core EPS	$ 0.40	$ 0.33	21%

	GAAP
	Q3 2014	Q3 2013	% Change
Net Sales	$2,540	$2,067	23%
Equity Earnings	$ 95	$ 138	(31%)
Net Income	$1,014	$ 408	149%
EPS	$ 0.72	$ 0.28	157%
*These are non-GAAP financial measures. The reconciliation between GAAP and non-GAAP measures is provided in the tables following this news release, as well as on the company’s website. Core performance metrics (non-GAAP) are adjusted to exclude the impact of changes in Japanese yen and Korean won foreign exchange rates, as well as other items that do not reflect ongoing operations of the company. See “Use of Non-GAAP Financial Measures” section of attached Form 8-K for details on core performance measures.

© 2014 Corning Incorporated. All Rights Reserved.

Corning Announced Third-Quarter Financial Performance
Page Two

“Our strong third-quarter performance marked two full years of year-over-year quarterly earnings growth, a significant accomplishment for Corning. We had record earnings in our Environmental Technologies segment, healthy demand for our Optical Communications solutions, and solid results in Display Technologies with the Corning Precision Materials integration providing significant synergies,” said Wendell P. Weeks, chairman, chief executive officer and president.

“We are benefitting from solid growth trends and positive momentum across the company, with balanced contributions to year-over-year earnings from Display Technologies and our other businesses,” Weeks added.

Third-Quarter Segment Results
Display Technologies segment core sales were $1.1 billion*, a 62% increase over core sales of $689 million* a year ago. Core earnings for the quarter increased 14% on a year-over-year basis. LCD glass volume grew by a high-single-digit percentage sequentially. As expected, price declines moderated.

Optical Communications segment core sales were $698 million*, a 7% increase from $650 million* in quarter three of last year. The quarterly sales increase was driven by all markets and regions with the exception of China. Core earnings increased by 8% on a year-over-year basis.

Environmental Technologies segment core sales were $282 million*, a 25% year-over-year increase. The global market for light-duty and heavy-duty diesel emissions products remained very strong in the quarter. Core earnings were a record, up 78% from last year.

Core sales in Corning’s Specialty Materials segment were $327 million*, a 10% increase on a quarter-over-quarter basis, driven by Corning® Gorilla® Glass shipments for new product launches in the quarter. Core earnings were up 18% sequentially.

Corning’s Life Sciences segment quarterly core sales and earnings were essentially even with last year. Core equity earnings from Dow Corning Corporation increased 143% year over year, with earnings growth from both the silicones and polysilicon businesses.

In the third quarter, Corning repurchased 9.6 million shares for approximately $200 million under its current share repurchase program, which the company anticipates completing by the end of the year.

Corning ended the third quarter with $6.1 billion in cash and short-term investments. The company’s capital spending for the quarter was $262 million.

Looking Forward
“This has been an excellent year for Corning,” said James B. Flaws, vice chairman and chief financial officer. “We have grown sales and earnings each quarter, and we anticipate the fourth quarter will continue this positive year-over-year trend.”

In the fourth quarter, Corning LCD glass volume is expected to be even-to-down slightly from the previous quarter, and in line or slightly better than the overall glass market volume. Sequentially, the company anticipates LCD glass price declines will be more moderate. For the full year, Corning expects the global LCD glass retail market to grow 10%.

© 2014 Corning Incorporated. All Rights Reserved.

Corning Announced Third-Quarter Financial Performance
Page Three

Optical Communications segment fourth-quarter core sales are expected to increase by a mid-single-digit percentage, year over year. For the Environmental Technologies segment, core sales are expected to increase by a high-single-digit percentage versus last year, driven by continued strength for heavy-duty diesel products.

Specialty Materials segment core sales are expected to decrease sequentially by a low-to-mid teen digit percentage, reflecting the absence of new product launches that occurred in the third quarter. Life Sciences segment core sales are expected to be consistent with last year’s fourth-quarter performance.

“In the fourth quarter, we are on track to deliver year-over-year sales and earnings growth. Two years ago, we set out to bring stability and momentum back to our display business, restore earnings growth, and return cash to shareholders. We have made excellent progress on each of these objectives,” Flaws said.

He added, “The acquisition of Corning Precision Materials and the return to more moderate glass price declines have us feeling good about our display business. We anticipate retail demand for larger-screen televisions and ultra-high definition units will result in increased demand for our LCD glass next year.”

Flaws noted that sales and profits for both the Optical Communications and Environmental Technologies segments have improved considerably over the past year. “The long-term trends for increasing bandwidth using optical fiber and growing wireless demand should continue to drive growth of our optical solutions sales. We also believe the longer-term market outlook for our heavy-duty emissions products will remain robust, due to new regulations.”

“We have experienced only minor disappointments this year, with the Life Sciences market not growing as expected and the lackluster retail sales of media tablets, which we had expected to contribute more volume growth of Gorilla Glass,” Flaws commented.

Flaws also noted progress on several innovation programs. “The company plans to introduce its latest Gorilla Glass innovation on Nov. 20. Gorilla Glass 4 will have dramatically improved performance capabilities over previous versions.

“We continue to work on a major initiative for our Life Sciences business, which we believe could become a large opportunity for us. Additionally, Gorilla Glass is receiving interest from the automotive industry for solutions that may reduce overall vehicle weight, improve gas mileage, and provide additional safety benefits. These new technologies may serve as the foundation for Corning’s next growth surge,” he said.

“We have returned considerable cash to shareholders with nearly $4 billion in share repurchases over the past two years. And with the anticipated conclusion of the current repurchase program this quarter, the board of directors has agreed to accelerate its evaluation of future share repurchases and dividend increases,” Flaws concluded.

Upcoming Investor Events
Corning will present at the 2014 UBS Global Technology Conference on Nov. 18, in Sausalito, Calif. and the Barclays Technology Conference on Dec. 9 in San Francisco.

© 2014 Corning Incorporated. All Rights Reserved.

Corning Announced Third-Quarter Financial Performance
Page Four

Third-Quarter Conference Call Information
The company will host a third-quarter conference call on Tuesday, Oct. 28, at 8:30 a.m. ET. To participate, please call toll free (800) 230-1093 or for international access call (612) 234-9960 approximately 10-15 minutes prior to the start of the call. The host is ‘NICHOLSON’. To listen to a live audio webcast of the call, go to Corning’s website at www.corning.com/investor_relations and click “Investor Events” on the left. A replay will be available beginning at 11:00 a.m. ET and will run through 5 p.m. ET, Tuesday, Nov. 11. To listen, dial (800) 475-6701 or for international access dial (320) 365-3844. The access code is 338301. The webcast will be archived for one year following the call.

Presentation of Information in this News Release
Non-GAAP financial measures are not in accordance with, or an alternative to, GAAP. Corning’s non-GAAP financial measures exclude the impact of items that are driven by general economic conditions and events that do not reflect the underlying fundamentals and trends in the company’s operations. The company believes presenting non-GAAP financial measures assists in analyzing financial performance without the impact of items that may obscure trends in the company’s underlying performance. Detailed reconciliations outlining the differences between these non-GAAP measures and the most directly comparable GAAP measure can be found on the company’s website by going to www.corning.com/investor_relations and clicking “Financial Reports” on the left. These reconciliations also accompany this news release.

Forward-Looking and Cautionary Statements
This press release contains “forward-looking statements” (within the meaning of the Private Securities Litigation Reform Act of 1995), which are based on current expectations and assumptions about Corning’s financial results and business operations, that involve substantial risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include: the effect of global political, economic and business conditions; conditions in the financial and credit markets; currency fluctuations; tax rates; product demand and industry capacity; competition; reliance on a concentrated customer base; manufacturing efficiencies; cost reductions; availability of critical components and materials; new product commercialization; pricing fluctuations and changes in the mix of sales between premium and non-premium products; new plant start-up or restructuring costs; possible disruption in commercial activities due to terrorist activity, armed conflict, political or financial instability, natural disasters, adverse weather conditions, or major health concerns; adequacy of insurance; equity company activities; acquisition and divestiture activities; the level of excess or obsolete inventory; the rate of technology change; the ability to enforce patents; product and components performance issues; retention of key personnel; stock price fluctuations; and adverse litigation or regulatory developments. These and other risk factors are detailed in Corning’s filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the day that they are made, and Corning undertakes no obligation to update them in light of new information or future events.

About Corning Incorporated
Corning (www.corning.com) is one of the world’s leading innovators in materials science. For more than 160 years, Corning has applied its unparalleled expertise in specialty glass, ceramics, and optical physics to develop products that have created new industries and transformed people’s lives. Corning succeeds through sustained investment in R&D, a unique combination of material and process innovation, and close collaboration with customers to solve tough technology challenges. Corning’s businesses and markets are constantly evolving. Today, Corning’s products enable diverse industries such as consumer electronics, telecommunications, transportation, and life sciences. They include damage-resistant cover glass for smartphones and tablets; precision glass for advanced displays; optical fiber, wireless technologies, and connectivity solutions for high-speed communications networks; trusted products that accelerate drug discovery and manufacturing; and emissions-control products for cars, trucks, and off-road vehicles.

© 2014 Corning Incorporated. All Rights Reserved.

Corning Announced Third-Quarter Financial Performance
Page Five

Media Relations Contact:
Daniel F. Collins
(607) 974-4197
collinsdf@corning.com

Investor Relations Contact:
Ann H. S. Nicholson
(607) 974-6716
nicholsoas@corning.com

© 2014 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited; in millions, except per share amounts)

	Three months ended September 30,		Nine months ended September 30,
	2014	2013	2014	2013

Net sales	$2,540	$2,067	$7,311	$5,863
Cost of sales	1,451	1,166	4,255	3,309

Gross margin	1,089	901	3,056	2,554

Operating expenses:
Selling, general and administrative expenses	256	265	969	790
Research, development and engineering expenses	199	184	605	541
Amortization of purchased intangibles	9	8	25	23
Restructuring, impairment and other charges			51
Asbestos litigation charge	5	5	11	13

Operating income	620	439	1,395	1,187

Equity in earnings of affiliated companies	95	138	243	477
Interest income	5	1	21	5
Interest expense	(31)	(28)	(91)	(92)
Transaction-related gain, net			74
Other income (expense), net	720	(1)	589	329

Income before income taxes	1,409	549	2,231	1,906
Provision for income taxes	(395)	(141)	(747)	(366)

Net income attributable to Corning Incorporated	$1,014	$408	$1,484	$1,540

Earnings per common share attributable to Corning Incorporated:
Basic	$0.77	$0.28	$1.08	$1.05
Diluted	$0.72	$0.28	$1.03	$1.04

Dividends declared per common share	$0.10	$0.10	$0.30	$0.29

© 2014 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(Unaudited; in millions)

	Three months ended September 30,		Nine months ended September 30,

	2014	2013	2014	2013

Net income attributable to Corning Incorporated	$1,014	$408	$1,484	$1,540

Foreign currency translation (loss) gain	(676)	317	(539)	(484)
Net unrealized (losses) gains on investments	(3)	(1)	1	1
Unamortized gains and prior service costs for postretirement benefit plans		14	3	44
Net unrealized gains (losses) on designated hedges	5	(17)	2	8
Other comprehensive (loss) income, net of tax	(674)	313	(533)	(431)

Comprehensive income attributable to Corning Incorporated	$340	$721	$951	$1,109

© 2014 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
CONSOLIDATED BALANCE SHEETS
(Unaudited; in millions, except share and per share amounts)

	September 30, 2014	December 31, 2013
Assets

Current assets:
Cash and cash equivalents	$5,353	$4,704
Short-term investments, at fair value	751	531
Total cash, cash equivalents and short-term investments	6,104	5,235
Trade accounts receivable, net of doubtful accounts and allowances - $36 and $28	1,601	1,253
Inventories	1,327	1,270
Deferred income taxes	156	278
Other current assets	825	855
Total current assets	10,013	8,891

Investments	2,002	5,537
Property, net of accumulated depreciation - $8,412 and $7,865	13,033	9,801
Goodwill and other intangible assets, net	1,653	1,542
Deferred income taxes	1,944	2,234
Other assets	1,170	473

Total Assets	$29,815	$28,478

Liabilities and Equity

Current liabilities:
Current portion of long-term debt	$455	$21
Accounts payable	716	771
Other accrued liabilities	967	954
Total current liabilities	2,138	1,746

Long-term debt	3,228	3,272
Postretirement benefits other than pensions	757	766
Other liabilities	1,842	1,483
Total liabilities	7,965	7,267

Commitments and contingencies
Shareholders’ equity:
Convertible preferred stock, Series A – Par value $100 per share; Shares authorized 3,100; Shares issued: 2,300	2,300
Common stock – Par value $0.50 per share; Shares authorized 3.8 billion; Shares issued: 1,671 million and 1,661 million	836	831
Additional paid-in capital – common stock	13,336	13,066
Retained earnings	12,339	11,320
Treasury stock, at cost; Shares held: 389 million and 262 million	(6,543)	(4,099)
Accumulated other comprehensive (loss) income	(489)	44
Total Corning Incorporated shareholders’ equity	21,779	21,162
Noncontrolling interests	71	49
Total equity	21,850	21,211

Total Liabilities and Equity	$29,815	$28,478

© 2014 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; in millions)

	Three months ended September 30,		Nine months ended September 30,
	2014	2013	2014	2013
Cash Flows from Operating Activities:
Net income	$1,014	$408	$1,484	$1,540
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	294	240	877	730
Amortization of purchased intangibles	9	8	25	23
Restructuring, impairment and other charges			51
Stock compensation charges	19	15	47	40
Equity in earnings of affiliated companies	(95)	(138)	(243)	(477)
Dividends received from affiliated companies	32	39	1,673	221
Deferred tax provision	311	22	414	141
Restructuring payments	(13)	(6)	(30)	(30)
Employee benefit payments (in excess of) less than expense	23	8	(5)	34
(Gains) losses on translated earnings contracts	(739)	46	(600)	(205)
Contingent consideration fair value adjustment	(77)		(77)
Changes in certain working capital items:
Trade accounts receivable	(52)	(83)	(63)	(139)
Inventories	14	(27)	27	(238)
Other current assets	(11)	11	17	14
Accounts payable and other current liabilities	45	(37)	(339)	(278)
Other, net	343	(21)	339	127
Net cash provided by operating activities	1,117	485	3,597	1,503

Cash Flows from Investing Activities:
Capital expenditures	(262)	(244)	(740)	(682)
Acquisitions of business, net of cash received			66	(66)
Investment in unconsolidated entities		(4)	(109)	(19)
Proceeds from loan repayments from unconsolidated entities	4		15
Short-term investments – acquisitions	(367)	(446)	(1,170)	(1,183)
Short-term investments – liquidations	380	429	954	1,449
Premium on purchased collars				(107)
Realized gains on translated earnings contracts	74	30	226	33
Other, net	1	1	5
Net cash used in investing activities	(170)	(234)	(753)	(575)

Cash Flows from Financing Activities:
Retirement of long-term debt				(498)
Net repayments of short-term borrowings and current portion of long-term debt	(8)	(58)	(50)	(69)
Principal payments under capital lease obligations			(1)	(2)
Proceeds from issuance of short-term debt	5		22
Proceeds from issuance of commercial paper, net	8		424
Proceeds from issuance of preferred stock (1)			400
Proceeds received incentives		82		82
Payments to acquire noncontrolling interest		(38)		(47)
Proceeds from the exercise of stock options	14	15	98	54
Repurchase of common stock for treasury	(224)	(209)	(2,300)	(441)
Dividends paid	(152)	(146)	(439)	(426)
Net cash used in financing activities	(357)	(354)	(1,846)	(1,347)
Effect of exchange rates on cash	(355)	62	(349)	(9)
Net increase (decrease) in cash and cash equivalents	235	(41)	649	(428)
Cash and cash equivalents at beginning of period	5,118	4,601	4,704	4,988

Cash and cash equivalents at end of period	$5,353	$4,560	$5,353	$4,560

(1)
In the first quarter of 2014, Corning issued 1,900 shares of Preferred Stock to Samsung Display Co., Ltd. in connection with the acquisition of their equity interests in Samsung Corning Precision Materials Co., Ltd.  Corning also issued to Samsung Display an additional amount of Preferred Stock at closing, for an issue price of $400 million in cash.

© 2014 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
(Unaudited)

GAAP Earnings per Common Share

The following table sets forth the computation of basic and diluted earnings per common share (in millions, except per share amounts):
	Three months ended September 30,		Nine months ended September 30,
	2014	2013	2014	2013
Net income attributable to Corning Incorporated	$1,014	$408	$1,484	$1,540
Less: Series A convertible preferred stock dividend	24		70
Net income available to common stockholders - basic	990	408	1,414	1,540
Plus: Series A convertible preferred stock dividend	24		70
Net income available to common stockholders - diluted	$1,014	$408	$1,484	$1,540

Weighted-average common shares outstanding - basic	1,284	1,454	1,315	1,465
Effect of dilutive securities:
Stock options and other dilutive securities	12	9	12	9
Series A convertible preferred stock dividend	115		109
Weighted-average common shares outstanding - diluted	1,411	1,463	1,436	1,474
Basic earnings per common share	$0.77	$0.28	$1.08	$1.05
Diluted earnings per common share	$0.72	$0.28	$1.03	$1.04

Anti-dilutive potential shares excluded from diluted earnings per common share:
Employee stock options and awards	23	36	24	40
Accelerated share repurchase forward contract			4
Total	23	36	28	40

© 2014 Corning Incorporated. All Rights Reserved.

Core Earnings per Common Share

The following table sets forth the computation of core basic and core diluted earnings per common share (in millions, except per share amounts):
	Three months ended September 30,		Nine months ended September 30,
	2014	2013	2014	2013
Core earnings attributable to Corning Incorporated	$568	$487	$1,556	$1,387
Less: Series A convertible preferred stock dividend	24		70
Core earnings available to common stockholders - basic	544	487	1,486	1,387
Add: Series A convertible preferred stock dividend	24		70
Core earnings available to common stockholders - diluted	$568	$487	$1,556	$1,387

Weighted-average common shares outstanding - basic	1,284	1,454	1,315	1,465
Effect of dilutive securities:
Stock options and other dilutive securities	12	9	12	9
Series A convertible preferred stock	115		109
Weighted-average common shares outstanding - diluted	1,411	1,463	1,436	1,474
Core basic earnings per common share	$0.42	$0.33	$1.13	$0.95
Core diluted earnings per common share	$0.40	$0.33	$1.08	$0.94

Use of Non-GAAP Financial Measures

In managing the Company and assessing our financial performance, we supplement certain measures provided by our consolidated financial statements with measures adjusted to exclude certain items, to arrive at non-GAAP amounts which we refer to as Core Performance measures.  We believe reporting Core Performance measures provides investors greater transparency to the information used by our management team to make financial and operational decisions.  Net sales, gross margin, equity in earnings of affiliated companies, and net income are adjusted to exclude the impacts of changes in the Japanese yen and Korean won, the impact of the purchased and zero cost collars, average forward contracts and other yen-related transactions, acquisition-related costs, discrete tax items, restructuring and restructuring-related charges, certain litigation-related expenses, pension mark-to-market adjustments, and other items which do not reflect on-going operating results of the Company or our equity affiliates.  These measures are not prepared in accordance with U.S. Generally Accepted Accounting Principles (GAAP).  We believe investors should consider these non-GAAP measures in evaluating our results as they are more indicative of our core operating performance and how management evaluates our operational results and trends.  These measures are not, and should not be viewed as a substitute for U.S. GAAP reporting measures.  Detailed reconciliations are provided below outlining the differences between these non-GAAP measures and the most directly comparable GAAP measures.  Further explanation of the Company’s reconciliation of these non-GAAP financial measures is included at the end of this document.

© 2014 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP
FINANCIAL MEASURE
Three Months Ended September 30, 2014
(Unaudited; amounts in millions, except per share amounts)

	Three months ended September 30, 2014
	Net sales	Equity earnings	Income before income taxes	Net income	Effective tax rate	Earnings per share
As reported	$2,540	$95	$1,409	$1,014	28%	$0.72
Constant-yen (1)	110	1	94	68		0.05
Constant-won (1)	(1)		17	12		0.01
Purchased collars and average forward contracts (2)			(739)	(478)		(0.34)
Acquisition-related costs (4)			7	5
Discrete tax items (5)				13		0.01
Asbestos settlement (6)			6	4
Restructuring, impairment and other charges (7)			7	7
Equity in earnings of affiliated companies (9)		(20)	(20)	(19)		(0.01)
Contingent consideration fair value adjustment (10)			(77)	(60)		(0.04)
Other items related to the Acquisition of Samsung Corning Precision Materials (10)			2	2
Core Performance measures	$2,649	$76	$706	$568	19.5%	$0.40

See Reconciliation of Non-GAAP Financial Measures, “Items which we exclude from GAAP measures to arrive at Core Performance measures” for the descriptions of the footnoted reconciling items.

© 2014 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP
FINANCIAL MEASURE
Three Months Ended September 30, 2013
(Unaudited; amounts in millions, except per share amounts)

	Three months ended September 30, 2013
	Net sales	Equity earnings	Income before income taxes	Net income	Effective tax rate	Earnings per share
As reported	$2,067	$138	$549	$408	25.7%	$0.28
Constant-yen (1)	41	12	40	31		0.02
Purchased collars and average forward contracts (2)			46	25		0.02
Other yen-related transactions (2)			(25)	(18)		(0.01)
Hemlock Semiconductor operating results (3)		3	3	3
Hemlock Semiconductor non-operating results (3)(7)		(10)	(10)	(9)		(0.01)
Acquisition-related costs (4)			10	7
Discrete tax items (5)				58		0.04
Asbestos settlement (6)			5	3
Equity in earnings of affiliated companies (9)		(22)	(22)	(20)		(0.02)
Gain on change in control of equity investment (12)				(1)
Core Performance measures	$2,108	$121	$596	$487	18.3%	$0.33

See Reconciliation of Non-GAAP Financial Measures, “Items which we exclude from GAAP measures to arrive at Core Performance measures” for the descriptions of the footnoted reconciling items.

© 2014 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP
FINANCIAL MEASURE
Three Months Ended September 30, 2014 and 2013
(Unaudited; amounts in millions, except percentages)

	Three months ended September 30, 2014				Three months ended September 30, 2013
	Gross Margin	Gross margin %	Selling, general and admin. expenses	Research, development and engineering expenses	Gross Margin	Gross margin %	Selling, general and admin. expenses	Research, development and engineering expenses
As reported	$1,089	43%	$256	$199	$901	44%	$265	$184
Constant-yen (1)	94				28
Constant-won (1)	13
Other yen-related transactions (2)					(8)
Acquisition-related costs (4)					2		1
Restructuring, impairment and other charges (7)	7
Contingent consideration fair value adjustment (10)			77

Core Performance measures	$1,203	45%	$333	$199	$923	44%	$266	$184

See Reconciliation of Non-GAAP Financial Measures, “Items which we exclude from GAAP measures to arrive at Core Performance measures” for the descriptions of the footnoted reconciling items.

© 2014 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP
FINANCIAL MEASURE
Display Technologies Segment
Three Months Ended September 30, 2014 and 2013
(Unaudited; amounts in millions, except percentages)

	Three months ended September 30, 2014			Three months ended September 30, 2013			% Increase/decrease
	Net sales	Equity earnings	Net income	Net sales	Equity earnings	Net income	Net sales	Equity earnings	Net income

As reported	$1,009	$(3)	$387	$648	$73	$318	56%	(104)%	22%
Constant-yen (1)	110	1	70	41	12	31
Constant-won (1)			12
Purchased collars, average forward contracts and other yen-related transactions (2)			(63)			(45)
Restructuring, impairment and other charges (7)			1
Contingent consideration fair value adjustment (10)			(60)

Core Performance measures	$1,119	$(2)	$347	$689	$85	$304	62%	(102)%	14%

See Reconciliation of Non-GAAP Financial Measures, “Items which we exclude from GAAP measures to arrive at Core Performance measures” for the descriptions of the footnoted reconciling items.

© 2014 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP
FINANCIAL MEASURE
Optical Communications Segment
Three Months Ended September 30, 2014 and 2013
(Unaudited; amounts in millions, except percentages)

	Three months ended September 30, 2014		Three months ended September 30, 2013		% Increase/decrease
	Net sales	Net income	Net sales	Net income	Net sales	Net income

As reported	$698	$68	$650	$62	7%	10%
Acquisition-related costs (4)		2		3

Core Performance measures	$698	$70	$650	$65	7%	8%

See Reconciliation of Non-GAAP Financial Measures, “Items which we exclude from GAAP measures to arrive at Core Performance measures” for the descriptions of the footnoted reconciling items.

© 2014 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP
FINANCIAL MEASURE
Environmental Technologies Segment
Three Months Ended September 30, 2014 and 2013
(Unaudited; amounts in millions, except percentages)

	Three months ended September 30, 2014		Three months ended September 30, 2013		% Increase/decrease
	Net sales	Net income	Net sales	Net income	Net sales	Net income

As reported	$282	$57	$225	$32	25%	78%

Core Performance measures	$282	$57	$225	$32	25%	78%

See Reconciliation of Non-GAAP Financial Measures, “Items which we exclude from GAAP measures to arrive at Core Performance measures” for the descriptions of the footnoted reconciling items.

© 2014 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP
FINANCIAL MEASURE
Specialty Materials Segment
Three Months Ended September 30, 2014 and 2013
(Unaudited; amounts in millions, except percentages)

	Three months ended September 30, 2014		Three months ended September 30, 2013		% Increase/decrease
	Net sales	Net income	Net sales	Net income	Net sales	Net income

As reported	$327	$43	$326	$65	0.3%	(34)%
Constant-yen (1)		(2)
Purchased collars, average forward contracts and other yen-related transactions (2)		3
Restructuring, impairment and other charges (7)		8

Core Performance measures	$327	$52	$326	$65	0.3%	(20)%

See Reconciliation of Non-GAAP Financial Measures, “Items which we exclude from GAAP measures to arrive at Core Performance measures” for the descriptions of the footnoted reconciling items.

© 2014 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP
FINANCIAL MEASURE
Life Sciences Segment
Three Months Ended September 30, 2014 and 2013
(Unaudited; amounts in millions, except percentages)

	Three months ended September 30, 2014		Three months ended September 30, 2013		% Increase/decrease
	Net sales	Net income	Net sales	Net income	Net sales	Net income

As reported	$214	$19	$215	$20	(0.5)%	(5)%
Acquisition-related costs (4)		3		3

Core Performance measures	$214	$22	$215	$23	(0.5)%	(4)%

See Reconciliation of Non-GAAP Financial Measures, “Items which we exclude from GAAP measures to arrive at Core Performance measures” for the descriptions of the footnoted reconciling items.

© 2014 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP
FINANCIAL MEASURE
Dow Corning Corporation
Three Months Ended September 30, 2014 and 2013
(Unaudited; amounts in millions)

	Equity Earnings
	Three months ended September 30, 2014	Three months ended September 30, 2013
As reported	$88	$57
Hemlock Semiconductor operating results (3)		3
Hemlock Semiconductor non-operating results (3)(7)		(10)
Equity in earnings of affiliated companies (9)	(20)	(22)

Core Performance measures	$68	$28

See Reconciliation of Non-GAAP Financial Measures, “Items which we exclude from GAAP measures to arrive at Core Performance measures” for the descriptions of the footnoted reconciling items.

© 2014 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP
FINANCIAL MEASURE
Three Months Ended September 30, 2014 and 2013
(Unaudited; amounts in millions)

	Three months ended September 30, 2014	Three months ended September 30, 2013

Cash flows from operating activities	$1,117	$485

Less: Cash flows from investing activities	(170)	(234)

Plus: Short-term investments – acquisitions	367	446

Less: Short-term investments – liquidations	(380)	(429)

Free cash flow	$934	$268

© 2014 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES

Reconciliation of Non-GAAP Financial Measures

Items which we exclude from GAAP measures to arrive at Core Performance measures are as follows:

(1)	Constant-currency adjustments:

Constant-yen:  Because a significant portion of Corning’s LCD glass business revenues and manufacturing costs are denominated in Japanese yen, management believes it is important to understand the impact on core earnings of translating yen into dollars.  Presenting results on a constant-yen basis mitigates the translation impact of the Japanese yen, and allows management to evaluate performance period over period, analyze underlying trends in our businesses, and establish operational goals and forecasts.  We use an internally derived management rate of ¥93, which is aligned to our yen portfolio of purchased collars, and have restated all periods presented based on this rate in order to effectively remove the impact of changes in the Japanese yen.

Constant-won:  Following the Acquisition of Samsung Corning Precision Materials and because a significant portion of Samsung Corning Precision Materials’(now Corning Precision Materials) costs are denominated in Korean won, management believes it is important to understand the impact on core earnings from translating won into dollars.  Presenting results on a constant-won basis mitigates the translation impact of the Korean won, and allows management to evaluate performance period over period, analyze underlying trends in our businesses, and establish operational goals and forecasts without the variability caused by the fluctuations caused by changes in the rate of this currency.  We use an internally derived management rate of 1,100, which is consistent with historical prior period averages of the won.  We have not recast prior periods presented as the impact is not material to Corning in those periods.

(2)
Purchased and zero cost collars, average forward contracts and other yen-related transactions:  We have excluded the impact of our yen-denominated purchased collars, average forward contracts, and other yen-related transactions for each period presented.  Additionally, we are also excluding the impact of our portfolio of Korean won-denominated zero cost collars which we entered into in the second quarter of 2014. By aligning an internally derived rate with our portfolio of purchased collars and average forward contracts, and excluding other yen-related transactions and the constant-currency adjustments, we have materially mitigated the impact of changes in the Japanese yen.

(3)
Results of Dow Corning’s consolidated subsidiary, Hemlock Semiconductor: In 2013, we excluded the results of Dow Corning’s consolidated subsidiary, Hemlock Semiconductor, a producer of polycrystalline silicon, to remove the operating and non-operating items and events which have caused severe unpredictability and instability in earnings beginning in 2012.  These events were primarily driven by the macro-economic environment.  Specifically, the negative impact of the determination by the Chinese Ministry of Commerce (“MOFCOM”), which imposes provisional anti-dumping duties on solar-grade polysilicon imports from the United States, and the impact of asset write-offs, offset by the benefit of large payments required under Hemlock Semiconductor customers’ “take-or-pay” contracts, are events that are unrelated to Dow Corning’s core operations, and that have, or could have, significant impacts to this business.  Beginning in 2014, due to the stabilization of the polycrystalline silicon industry, we will no longer exclude the operating results of Hemlock Semiconductor from core performance measures.

(4)	Acquisition-related costs: These expenses include intangible amortization, inventory valuation adjustments and external acquisition-related deal costs.
(5)
Discrete tax items:  This represents the removal of discrete adjustments attributable to changes in tax law and changes in judgment about the realizability of certain deferred tax assets.  This item also includes the income tax effects of adjusting from a GAAP tax rate to a core earnings tax rate.

(6)	Certain litigation-related charges: These adjustments relate to the Pittsburgh Corning Corporation (PCC) asbestos litigation.

© 2014 Corning Incorporated. All Rights Reserved.

(7)	Restructuring, impairment and other charges. In the third quarter of 2014, amount includes other expenses and disposal costs not classified as restructuring expense.
(8)	Liquidation of subsidiary: The partial impact of non-restructuring related items due to the decision to liquidate a consolidated subsidiary that is not significant.
(9)
Equity in earnings of affiliated companies:  These adjustments relate to items which do not reflect expected on-going operating results of our affiliated companies, such as restructuring, impairment and other charges and settlements under “take-or-pay” contracts.

(10)
Impacts from the Acquisition of Samsung Corning Precision Materials: Pre-acquisition gains and losses on previously held equity investment and other gains and losses related to the Acquisition, including post-combination expenses, fair value adjustments to the indemnity asset related to contingent consideration and the impact of the withholding tax on a dividend from Samsung Corning Precision Materials.

(11)
Pension mark-to-market adjustment:  Mark-to-market pension gains and losses, which arise from changes in actuarial assumptions and the difference between actual and expected returns on plan assets and discount rates.  In accordance with GAAP, Corning recognizes pension actuarial gains and losses outside of the corridor, where the corridor is equal to 10% of the greater of the benefit obligation or the market-related value of plan assets at the beginning of the year, for our defined benefit pension plans annually in the fourth quarter of each year and whenever a plan is remeasured or valuation estimates are finalized.  Actuarial gains and losses occur when actual experience differs from the estimates used to allocate the change in value of pension plans to expense throughout the year or when assumptions change, as they may each year.  Significant factors that can contribute to the recognition of actuarial gains and losses include changes in discount rates, differences between actual and expected returns on plan assets, and other changes in actuarial assumptions such as life expectancy of plan participants.  Management believes that pension actuarial gains and losses are primarily financing activities that are more reflective of changes in current conditions in global financial markets, and are not directly related to the underlying performance of our businesses.  For further information on the actuarial assumptions and plan assets referenced above, see Management’s Discussion and Analysis of Financial Condition and Results of Operations, under Critical Accounting Estimates - Employee Retirement Plans, and Note 13, Employee Retirement Plans, of Notes to the Consolidated Financial Statements.

(12)
Gain on change in control of equity investment:  Gain as a result of certain changes to the shareholder agreement of an equity company, resulting in Corning having a controlling interest that requires consolidation of this investment.

© 2014 Corning Incorporated. All Rights Reserved.